CEDAR PARK APARTMENTS

SECOND AMENDMENT TO CONTRACT OF SALE

THIS SECOND AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is entered into effective as of March 7, 2008 (the “Effective Date”), by and between CEDAR PARK MULTIFAMILY, LTD., a Texas limited partnership (“Seller”), and GRUBB & ELLIS REALTY INVESTORS, LLC (formerly known as TRIPLE NET PROPERTIES, LLC), a Virginia limited liability company (together with its successors and assigns, “Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Contract of Sale dated effective as of January 8, 2008, as amended by that certain Amendment to Contract of Sale dated effective as of February 26, 2008 (as amended, the “Agreement”) with respect to that certain real and personal property located in Williamson County, Texas and more particularly described in the Agreement (the “Property”).

B. Seller and Buyer desire to amend the Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2. Amendment. Section 1(d) of the Agreement shall be deleted in its entirety and replaced as follows:

“(d) To the extent assignable at no cost to Seller, all intangible personal property, if any, owned by Seller and related to the Land and the Improvements, including, without limitation, the name ‘Arboleda Luxury Apartment Homes.’”

3. Ratification. Seller and Buyer acknowledge and agree that, except as amended herein, the Agreement is in full force and effect and is hereby ratified and confirmed.

4. Miscellaneous. This Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Amendment, and all such separate counterparts shall constitute but one and the same Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements, consents and understandings related to such subject matter.

EXECUTED to be effective as of the date first above written.

SELLER:

CEDAR PARK MULTIFAMILY, LTD.

By:	1341-Discover Multifamily, Ltd., a Texas limited partnership, its general partner
By:	ROLED Cedar Park, LLC, a Texas

limited liability company, its general

partner

By: /s/ Edmund H. Garahan
Name: Edmund Garahan, Manager

BUYER:

GRUBB & ELLIS REALTY INVESTORS, LLC

(formerly known as Triple Net Properties, LLC)

By: /s/ Jeff Hanson
Name: Jeff Hanson
Title: Chief Investment Officer